UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

PHARMACYCLICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26658	94-3148201
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

995 E. Arques Avenue Sunnyvale, California	94085-4521
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 774-0330

Not Applicable
Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On December 17, 2004, our stockholders approved the Pharmacyclics, Inc. (the "Company") 2004 Equity Incentive Award Plan (the "2004 Plan"). The 2004 Plan is intended to supersede the Company's 1995 Stock Option Plan, the Non-Employee Directors Stock Option Plan and the 1992 Stock Option Plan (the "Prior Plans"), which were previously approved by our stockholders. No further grants or awards will be issued from the Prior Plans. The remaining shares of the Company's common stock not subject to outstanding awards under the Prior Plans and an additional 600,000 shares will be available for issuance under the 2004 Plan. Additionally, if options granted under the Prior Plans expire or otherwise terminate without being exercised, all shares upon the expiration of such outstanding options will become available for future issuance under the 2004 Plan.

The 2004 Plan provides the Company with the ability to grant specified types of equity awards including incentive stock options, non-qualified stock options, restricted stock, stock appreciation rights, performance shares, deferred stock, restricted stock units, dividend equivalents, performance stock units and other stock based awards. Company employees are eligible to receive all types of awards approved under the 2004 Plan. Directors and consultants of the Company are eligible to receive all types of approved awards except for incentive stock options. The Compensation Committee or its delegate will determine which employees and consultants will receive awards under the 2004 Plan and the terms and conditions of such awards, within certain limitations set forth in the 2004 Plan. Upon a change in control or corporate transaction, each outstanding award under the 2004 Plan shall automatically be vested with respect to fifty percent (50%) of the unvested shares of Common Stock or Option Shares. To the extent the remaining fifty percent (50%) of unvested awards are not assumed or replaced by the successor corporation, they will also be accelerated. If the successor corporation assumes or replaces the remaining fifty percent (50%) of the unvested awards, such awards will not automatically vest. However, if a participant is involuntarily terminated during the twelve (12) month period following such change in control or corporate transaction, then the remaining fifty percent (50%) of such participant's award will immediately vest and become exercisable. Under the 2004 Plan, the Company's non-employee directors will receive certain automatic, non-discretionary grants of non-qualified stock options. Specifically, each new non-employee director will receive an option to purchase 10,000 shares as of the date he or she first becomes a non-employee director which will vest in equal annual installments over five (5) years (the "Initial Option"). In addition, on the date of each annual meeting, each individual re-elected as a non-employee director will receive an automatic option grant to purchase an additional 7,500 shares which vests in equal monthly installments over twelve (12) months following the date of grant (the "Annual Option"). In the event of a non-employee director's termination of membership on the Company's board due to death or disability or upon a change in control or corporate transaction of the Company, any outstanding Initial Options or Annual Options shall immediately vest in full. Certain awards under the 2004 Plan may be designed to constitute "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The above summary is further qualified by the 2004 Plan, which is incorporated herein by reference to Exhibit B to the Company's Schedule 14A filed with the Securities and Exchange Commission on November 11, 2004.

Item 9.01 Financial Statements and Exhibits
Exhibit No.	Description
99.1	Form of Option Agreement for 2004 Plan
99.2	Form of Non-Employee Director Option Agreement for 2004 Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACYCLICS, INC.

Date: December 17, 2004

By: /S/ LEIV LEA

Name: Leiv Lea
Title: Vice President, Finance and
Administration and CFO and
Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Form of Option Agreement for 2004 Plan
99.2	Form of Non-Employee Director Option Agreement for 2004 Plan